Exhibit 32.2

CERTIFICATION

I, Jami M. Phillips, certify that:

To my knowledge:

	(A)	The Company’s annual report on Form 10-KSB for the fiscal year ended May 31, 2003 accompanying this Certification, filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”); and

	(B)	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is being furnished solely to comply with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the accompanying Report, including for purposes of Section 18 of the Exchange Act, or as a separate disclosure document.

Dated:		August 28, 2003

/s/ Jami M. Phillips
Jami M. Phillips
Chief Financial Officer

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